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                                                                    EXHIBIT 4.3

                         [SPECIMEN WARRANT CERTIFICATE]


         Number of Warrants _______             Warrant Cusip No. 584028  11  2


                   VOID AFTER 5 P.M., ATLANTA, GEORGIA TIME,
                                ON July 8, 2003



                              MEDAPHIS CORPORATION
                        WARRANT TO PURCHASE COMMON STOCK


         THIS CERTIFIES THAT ____________________, or the registered assigns thereof, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof to purchase from Medaphis Corporation, a corporation incorporated under the laws of the State of Delaware (hereinafter called the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and non-assessable share of voting common stock, par value $0.01 per share, of the Company (hereinafter called the "Common Stock"), upon presentation and surrender of this Warrant Certificate, with the Form of Election to Purchase duly executed and the instructions for the registration and delivery of Common Stock completed, at any time after the Registration Date (as defined in the Warrant Agreement) and at or prior to 5 P.M. Atlanta, Georgia time on July 8, 2003, at the office in Atlanta, Georgia of SunTrust Bank, Atlanta, Warrant Agent of the Company (hereinafter called the "Warrant Agent"), or at the office of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Purchase Price (as hereinafter defined) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Warrant Agent. The initial Purchase Price per share of Common Stock is $12.00. The Purchase Price and the number and kind of shares of stock of the Company purchasable upon the exercise of the Warrants represented hereby are subject to modification and adjustment upon the happening of certain events set forth in the Warrant Agreement. The term "Purchase Price" as used in this Certificate shall mean the purchase price of a share of Common Stock upon exercise of this Warrant in effect as of the relevant date and shall reflect all adjustments made thereto in accordance with the Warrant Agreement. This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of July 8, 1998 (hereinafter called the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference to the Warrant Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the



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Warrant Agent, the Company and the registered holders of the Warrant
Certificates. Copies of the Warrant Agreement are available for inspection at the corporate trust office of the Warrant Agent.

         The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest (computed as provided in the Warrant Agreement) or, at its option, shall issue scrip in lieu thereof, all as provided in the Warrant Agreement. In no event shall the Company be required to issue fractions of Warrants.

         In certain cases, the sale of Common Stock by the Company upon the exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to file a registration statement under the Securities Act of 1933, as amended as soon as reasonably practicable following the Price Threshold Date (as defined in the Warrant Agreement) and has agreed to exercise reasonable commercial efforts to maintain the effectiveness of such registration statement until the Expiration Date and to take such action under the laws of various states as may be required to cause the sale of Common Stock pursuant to exercise of the Warrants to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the good faith determination of the Board of Directors upon advice of counsel, the sale of Common Stock upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, redeem Warrants submitted for exercise at a redemption price equal to the current market price per share of Common Stock (as defined in the Warrant Agreement) on the trading date immediately prior to the date of such submission less the Purchase Price of such Warrant on such date and less any applicable transfer or other taxes or other governmental charges which the Company may be required by law to collect in respect of such redemption, any such redemptions to be subject to the terms and conditions of the Warrant Agreement. In certain other cases, the Company shall be required to redeem all outstanding Warrants for a redemption price equal to the Fair Warrant Valuation (as defined in the Warrant Agreement).

         This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

         No holder of this Warrant Certificate, as such, shall be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of


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directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement), or to receive dividends or subscription rights or otherwise, until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant Certificate that:

             (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement; and

             (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered thereunder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


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         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.



[CORPORATE SEAL]
                                              MEDAPHIS CORPORATION


Dated:_____________                           By:______________________________
                                                    Authorized Officer


                                              ATTEST:


                                              By:______________________________
                                                    Secretary

Countersigned:


SUNTRUST BANK, ATLANTA
Warrant Agent


By: _________________________
         Authorized Officer


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                              MEDAPHIS CORPORATION
                          FORM OF ELECTION TO PURCHASE
             (To Be Executed by the Registered Holder Upon Exercise
            of Warrants Evidenced by the Within Warrant Certificate)

MEDAPHIS CORPORATION:

         The undersigned hereby (1) irrevocably elects to exercise ______ Warrants, evidenced by the within Warrant Certificate, and to purchase thereunder _____ full shares of the Common Stock issuable upon exercise of said Warrants; (2) makes payment in full of the Purchase Price of such shares and any applicable taxes by payment of cash or official bank or certified check, payable to the order of SunTrust Bank, Atlanta or its successor warrant agent,
(3) requests that certificates for such shares of Common Stock be issued in the name of and delivered to the following:



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            Name and Social Security or other Identifying Tax Number


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                       Street Address or Post Office Box


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                             City, State, Zip Code

and (4) if said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to the following:


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            Name and Social Security or other Identifying Tax Number


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                       Street Address or Post Office Box


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                             City, State, Zip Code



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Dated:   ____________, _____         Signature:_______________________________
                                      (Signature of Registered Holder or
                                       Assignee)

                                     Social Security or other Identifying Tax
                                     Number of Registered Holder or
                                     Assignee:________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares of Common Stock or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed by an eligible guarantor institution as provided below.


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                               FORM OF ASSIGNMENT

              (To Be Executed by the Registered Holder In order to Assign Warrants evidenced by the Within Warrant Certificate)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers __________ Warrants represented by this Warrant Certificate to



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       (PRINT NAME, ADDRESS AND SOCIAL SECURITY OR OTHER IDENTIFYING TAX
NUMBER OF ASSIGNEE)

and does hereby irrevocably constitute and appoint_____________________________

______________________________________________________________________ attorney to transfer said Warrants on the books of the Company, with full power of substitution.

Dated: _______________________________________________________________________


Social Security or other Identifying Tax Number of Registered
Holder:________________________



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(SIGNATURE OF REGISTERED HOLDER)

NOTE: THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE WITHIN WARRANT CERTIFICATE IN EVERY
PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
WHATSOEVER.

SIGNATURE GUARANTEED:


By:___________________________________________________________________________

THE SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17 Ad-5).

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